Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-175848-01) and the related Information Statement/Prospectus of AIMCO Properties, L.P. related to the amended and restated agreement and plan of merger with Angeles Partners XII, LP and to the incorporation by reference included therein of our report dated February 24, 2011 (except for Note 13, as to which the date is November 15, 2011), with respect to the consolidated financial statements and schedule of AIMCO Properties, L.P. included in its Current Report on Form 8-K dated November 15, 2011, and our report dated February 24, 2011 with respect to the effectiveness of internal control over financial reporting of AIMCO Properties, L.P., included in its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP

Denver, Colorado
November 15, 2011